Exhibit 3.2

Number 392565

Certificate of Incorporation

on change of name

I hereby certify that

ELAN FINANCE PUBLIC LIMITED COMPANY

having, by a Special Resolution of the Company, and with the approval of the Registrar of Companies, changed its name, is now incorporated as a limited company under the name

PERRIGO FINANCE PUBLIC LIMITED COMPANY

and I have entered such name on the Register accordingly.

Given under my hand at Dublin, this

Tuesday, the 4th day of November, 2014

for Registrar of Companies

Number 392565

Certificate of Incorporation

I hereby certify that

ELAN FINANCE PUBLIC LIMITED COMPANY

is this day incorporated under

the Companies Acts 1963 to 2003.

and that the company is limited.

Given under my hand at Dublin, this

Tuesday, the 19th day of October, 2004

for Registrar of Companies

Number 392565

Certificate of a Public Company entitled

to do business

I Hereby Certify, that

ELAN FINANCE PUBLIC LIMITED COMPANY

having complied with the conditions of Section 6 of the Companies (Amendment) Act, 1983 is entitled to do business.

Given under my hand at Dublin, this

Tuesday, the 26th day of October, Two Thousand And Four

for Registrar of Companies